UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Inogen, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 18, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 31, 2023

This supplement (this “Supplement”) supplements the definitive proxy statement filed by Inogen, Inc. (“we” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 18, 2023 (the “2023 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), on Wednesday, May 31, 2023 at 10:00 a.m. Pacific Time on the internet at www.virtualshareholdermeeting.com/INGN2023 (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about April 28, 2023.

This Supplement updates the disclosure in the 2023 Proxy Statement in the section titled “Proposal No. 5. Approval of the 2023 Equity Incentive Plan” with the following information to clarify and update the number of shares that had been reserved but not issued under any awards granted under our 2014 Equity Incentive Plan (the “2014 Plan”) and were not subject to any awards granted under the 2014 Plan, as well as the number of shares subject to outstanding awards granted under the 2014 Plan or our 2012 Equity Incentive Plan (the “2012 Plan”), in each case as of March 31, 2023:

As of March 31, 2023, there were 691,309 shares that had been reserved but not issued under any 2014 Plan awards and were not subject to any awards granted under the 2014 Plan, and no new awards could be granted under the 2012 Plan.

As of March 31, 2023, there were 2,254,089 shares subject to outstanding awards under the 2014 Plan or the 2012 Plan (assuming maximum performance in the case of performance-based awards), which consisted of the following:

(i)
286,861 shares issuable upon the exercise of outstanding options under the 2014 Plan, with a weighted average exercise price of $51.62 and a weighted average remaining term of 0.2 years;
(ii)
2,866 shares issuable upon the exercise of outstanding options under the 2012 Plan, with a weighted average exercise price of $8.37 and a weighted average remaining term of 0.5 years; and
(iii)
1,964,362 shares issuable upon the vesting of outstanding restricted stock units and restricted stock awards under the 2014 Plan, assuming maximum performance under outstanding performance-based awards.

As of March 31, 2023, there were no outstanding awards of restricted stock units or restricted stock under the 2012 Plan.

Except as described in this Supplement, none of the items or information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2023 Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Information regarding how to vote your shares and revoke already submitted proxies is available in the 2023 Proxy Statement.